UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Special Retention Cash Bonus Awards

On February 15, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Orthofix International N.V. (the “Company”) approved a special retention cash bonus for certain executive officers and employees of the Company (the “Special Retention Bonus Award”). The Special Retention Bonus Awards are payable to participants on December 31, 2011, in each case contingent upon the applicable participant remaining an employee of the Company or one of its subsidiaries on such date. The executive officers below, who are “named executive officers” of the Company as defined in the Company’s 2010 definitive proxy statement (or, in the case of Mr. McCollum, the Company’s current interim principal financial officer), received the following Special Retention Bonus Awards:

Name	Amount
Alan W. Milinazzo	$400,000
Robert S. Vaters	$350,000
Michael Finegan	$150,000
Brian McCollum	$150,000

The Committee also approved the form of award letter filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Award Letter Regarding Special Retention Cash Bonus Award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Brian McCollum
Brian McCollum Interim Chief Financial Officer and Senior Vice President of Finance

Date: February 22, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Letter Agreement Regarding Special Retention Cash Bonus Award.